INVESTMENT ADVISORY AGREEMENT


		AGREEMENT, effective as of the 3rd day of March, 2008 between Old Mutual Capital, Inc. (the "Adviser") and Old
Mutual Funds III (the "Trust").

		WHEREAS, the Trust is a Delaware statutory trust, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company;

		WHEREAS, the Trust wishes to retain the Adviser to render investment advisory services to the Trust and the Adviser is willing to furnish such services to the series funds of the Trust listed on Schedule A hereto (each, a "Fund" and collectively, the "Funds"); and

		WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

		NOW THEREFORE, in consideration of the
promises and mutual covenants herein contained, intending to be legally bound, it is agreed between the Trust and the Adviser as follows:

1.	APPOINTMENT.  The Trust hereby appoints the Adviser to
act as investment adviser to the Funds for the periods and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.	INVESTMENT ADVISORY DUTIES.  Subject to the
supervision of the Trustees of the Trust, the Adviser will, (a) provide a program of continuous investment management for the Funds in accordance with each Fund's investment objectives, policies and limitations as stated in the Funds' Prospectus(es) and Statement(s) of Additional Information included as part of the Trust's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time; (b) make asset allocation and investment decisions for each Fund; and (c) place orders to purchase and sell securities for each Fund.

	In performing its investment management services to the Funds hereunder, the Adviser will provide each Fund with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data, and judgments regarding individual investments, general economic conditions and trends and long-range investment policy. The Adviser will determine the securities, instruments, repurchase agreements, options, futures and other investments and techniques that each Fund will purchase, sell, enter into or use, and will provide an ongoing evaluation of each Fund's investments. The Adviser will determine what portion of each Fund's investments shall be invested in securities and other assets, and what portion, if any, should be held uninvested. The Adviser shall furnish to the Trust adequate (i) office space, which may be space within the offices of the Adviser or in such other places as may be agreed upon from time to time, and (ii) office furnishings, facilities and equipment as may be reasonably required for managing the corporate affairs and conducting the business of the Trust, including complying with the corporate reporting requirements of the various states in which the Trust does business, and conducting correspondence and other communications with the stockholders of the Trust. Except as otherwise provided in Section 4, the Adviser shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. Subject to the approval of the Trust's Board of Trustees (including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act), the Adviser may delegate to one or more sub-advisers any of its duties enumerated in Section 2 hereof.
The Adviser shall continue to supervise the performance of any such sub-adviser and shall report regularly thereon to the Trust's Board of Trustees. The Adviser further agrees that, in performing its duties hereunder, it will:

	(a)	comply with the 1940 Act and all rules and
regulations thereunder, the Advisers Act, the Internal Revenue
Code (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

	(b)	use reasonable efforts to manage each Fund so
that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

	(c)	place orders pursuant to its investment
determinations for each Fund directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the Fund's Prospectus and/or Statement of Additional
Information and in accordance with applicable legal requirements;

	(d)	furnish to the Trust whatever statistical information
the Trust may reasonably request with respect to each Fund's assets or contemplated investments. In addition, the Adviser will keep the Trust and the Trustees informed of developments materially affecting each Fund's investments and shall, on the Adviser's own initiative, furnish to the Trust from time to time whatever information the Adviser believes appropriate for this purpose;

	(e)	make available to the Trust, promptly upon its
request, such copies of the Adviser's investment records and ledgers with respect to each Fund as may be required to assist the Fund in its compliance with applicable laws and regulations. The Adviser will furnish the Trustees with such periodic and special reports regarding the Funds as they may reasonably request; and

	(f)	immediately notify the Trust in the event that the
Adviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Adviser from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Adviser further agrees to notify the Trust immediately of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Trust's Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect.

3.	ADDITIONAL SERVICES.  If the Trust so requests, the
Adviser shall also maintain all internal bookkeeping, accounting and auditing services and records in connection with maintaining each Fund's financial books and records, and shall calculate each Fund's daily net asset value. For these services, each Fund shall pay to the Adviser a monthly fee, which shall be in addition to the fees payable pursuant to Section 5 hereof, to reimburse the Adviser for its costs, without profit, for performing such services.

4.	ALLOCATION OF CHARGES AND EXPENSES.  Except
as otherwise specifically provided in this Section 4, the Adviser shall pay the compensation and expenses of all its directors, officers and employees who serve as officers and executive employees of the Trust (including the Trust's share of payroll taxes for such persons), and the Adviser shall make available, without expense to the Trust, the service of its directors, officers and employees who may be duly-elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

	The Adviser shall not be required to pay any expenses of the Trust other than those specifically allocated to the Adviser in this Section 4. In particular, but without limiting the generality of the foregoing, the Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's employees as are officers or employees of the Adviser whose services may be involved, for the following expenses of the Trust: organization and certain offering expenses of the Trust (including out-of-pocket expenses, but not including the Adviser's overhead and employee costs); fees payable to the Adviser and to any other Trust advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses, telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Trust in connection with membership in investment company trade organizations; costs of insurance relating to fidelity coverage for the Trust's officers and employees; fees and expenses of the Trust's custodian, any sub-custodian, transfer agent, registrar, or dividend disbursing agent; payments to the Adviser for maintaining the Trust's financial books and records and calculating the daily net asset value pursuant to
Section 3 hereof; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution, sale or redemption of securities issued by the Trust; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Trust for sale, freight, insurance and other charges in connection with the shipment of the Trust's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Trust, or of entering into other transactions or engaging in any investment practices with respect to the Trust; expenses of printing and distributing Prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of stationery; any litigation expenses; costs of shareholders' meetings; the compensation and all expenses (specifically including travel expenses relating to the Trust's business) of officers, trustees and employees of the Trust who are not interested persons of the Adviser; and travel expenses (or an appropriate portion thereof) of officers or trustees of the Trust who are officers, directors or employees of the Adviser to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust with respect to matters concerning the Trust, or any committees thereof or advisers thereto.

       Notwithstanding the foregoing, the Trust shall reimburse the Adviser at the end of each calendar quarter for the reasonable portion of the compensation of attorneys employed by the Adviser attributable to work for the Trust, as determined from time to time by the Trust's Board of Trustees. Compensation for this purpose shall include salary, cash bonus and benefits and shall exclude any equity participation and profit sharing paid to such attorney. Determinations of the reasonable portion of such compensation allocable to the Trust shall be made by the Trust's Board of Trustees periodically, but at least as often as annually.

5.	COMPENSATION.  As compensation for the services
provided and expenses assumed by the Adviser under this Agreement, except for any additional services provided by the Adviser pursuant to Section 3 hereof, each Fund will pay the Adviser at the end of each calendar month an advisory fee as set forth in Schedule A hereto. The advisory fee is computed daily as a percentage of a Fund's average daily net assets. The "average daily net assets" of a Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (Eastern time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such other time.
The value of net assets of a Fund shall always be determined pursuant to the applicable provisions of the Trust's Agreement and Declaration of Trust and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 5, the value of the net assets of a Fund as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of a Fund's securities may lawfully be determined, on that day. If the determination of the net asset value of the shares of a Fund has been so suspended for a period including any month and when the Adviser's compensation is payable at the end of such month, then such value shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If a Fund determines the value of the net assets more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this Section 5. To the extent that the Adviser defers advisory fees or absorbs operating expenses of a Fund, the Adviser may seek payment of such deferred fees or reimbursement of such absorbed expenses within three (3) fiscal years after the fiscal year in which fees were deferred or expenses were absorbed.

6.	BOOKS AND RECORDS.  The Adviser agrees to maintain
such books and records with respect to its services to the Trust as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Adviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Trust and will be surrendered promptly to the Trust upon its request. And the Adviser further agrees that it will furnish to regulatory authorities having the requisite authority, any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Trust are being conducted in accordance with applicable law and regulations.

7.	STANDARD OF CARE AND LIMITATION OF LIABILITY.
The Adviser shall exercise its best judgment in rendering the services provided by it under this Agreement. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the holders of the Trust's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or to the holders of the Trust's shares to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement. As used in this
Section 7, the term "Adviser" shall include any officers, directors, employees or other affiliates of the Adviser performing services with respect to the Trust.

8.	SERVICES NOT EXCLUSIVE.  It is understood that the
services of the Adviser are not exclusive, and that nothing in this Agreement shall prevent the Adviser from providing similar services to other investment companies or to other series of investment companies, or from engaging in other activities, provided such other services and activities do not, during the term of the Agreement, interfere in a material manner with the Adviser's ability to meet its obligations to the Trust hereunder. When the Adviser recommends the purchase or sale of the same security for a Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of a Fund, neither the Adviser nor any of its directors, officers, or employees shall act as principal or agent or receive any commission provided that portfolio transactions for the Fund may be executed through firms affiliated with the Adviser, in accordance with applicable legal requirements. If the Adviser provides any advice to its clients concerning the shares of the Trust, the Adviser shall act solely as investment counsel for such clients and not in any way on behalf of the Trust.

9.	DURATION AND TERMINATION. This Agreement shall
continue for an initial period of two years from its effective date, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) a vote of a "majority" (as defined in the 1940 Act) of a Fund's outstanding voting securities
(as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated as to a Fund (a) at any time without penalty by the Trust upon the vote of a majority of the Trustees or by vote of the majority of the Fund's outstanding voting securities, upon sixty (60) days' written notice to the Adviser or (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Trust. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

10.	AMENDMENTS.  No provision of this Agreement may be
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

11.	PERSONAL LIABILITY OF TRUSTEES AND
SHAREHOLDERS. The parties agree that no Trustee or Shareholder of the Trust shall be personally liable for any debts, liabilities, obligations or expenses incurred by, or contracted for under this Agreement.

12.	MISCELLANEOUS.

       (a)	This Agreement shall be governed by the laws of
the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

       (b)	The captions of this Agreement are included for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

       (c)	If any provision of this Agreement shall be held or
made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

       (d)	Nothing herein shall be construed as constituting
the Adviser as an agent of the Fund.
	IN WITNESS WHEREFORE, the parties hereto have caused this Agreement to be executed by their officers designated below.



OLD MUTUAL FUNDS III

OLD MUTUAL CAPITAL, INC.










By:
/s/ Julian F.
Sluyters

By:
/s/ Mark E. Black





Name:
Julian F.
Sluyters

Name:
Mark E. Black
Title:
President

Title:
Chief Financial Officer
Date:
February 20,
2008

Date:
February 20, 2008




SCHEDULE A

TO INVESTMENT ADVISORY AGREEMENT BETWEEN
OLD MUTUAL FUNDS III AND OLD MUTUAL CAPITAL, INC.


  Pursuant to Section 5 of this Agreement, each Fund shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate of the Fund's average daily net assets based on the following schedule:

Fund
Fee
Asset Level



Old Mutual 2011-2020 Conservative Fund
0.200%
0.175%
0.150%
0.125%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2011-2020 Moderate Fund
0.250%
0.225%
0.200%
0.175%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2011-2020 Aggressive Fund
0.250%
0.225%
0.200%
0.175%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2021-2030 Conservative Fund
0.200%
0.175%
0.150%
0.125%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2021-2030 Moderate Fund
0.250%
0.225%
0.200%
0.175%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2021-2030 Aggressive Fund
0.250%
0.225%
0.200%
0.175%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2031-2040 Conservative Fund
0.200%
0.175%
0.150%
0.125%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2031-2040 Moderate Fund
0.250%
0.225%
0.200%
0.175%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater
Fund
Fee
Asset Level



Old Mutual 2031-2040 Aggressive Fund
0.250%
0.225%
0.200%
0.175%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2041-2050 Conservative Fund
0.200%
0.175%
0.150%
0.125%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2041-2050 Moderate Fund
0.250%
0.225%
0.200%
0.175%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater



Old Mutual 2041-2050 Aggressive Fund
0.250%
0.225%
0.200%
0.175%
Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater





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